Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FOURTH-QUARTER

AND FULL-YEAR 2013 RESULTS

New York – February 13, 2014 – Interactive Data Corporation today reported its financial results for the fourth quarter and full year ended December 31, 2013. Interactive Data’s fourth-quarter 2013 revenue was a record $232.2 million, a 3.5% increase from $224.3 million in the fourth quarter of 2012. Excluding the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue for the fourth quarter of 2013 grew by 3.7% from the fourth quarter in 2012.

Interactive Data’s fourth-quarter 2013 income from operations was $41.8 million, an increase of 51% over income from operations of $27.8 million in the same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the fourth quarter of 2013 was $89.1 million, compared with $93.7 million in the same period one year ago.

“Interactive Data finished 2013 with record fourth-quarter revenue,” stated Stephen Daffron, Interactive Data’s president and CEO. “Our organic revenue growth of 3.7% this quarter was driven by continued expansion of our Pricing and Reference Data segment. Interactive Data’s strong growth in fourth-quarter income from operations was consistent with our expectations entering the quarter, although it did not result in adjusted EBITDA growth primarily as a result of higher incentive compensation compared with the prior-year quarter, higher hardware expense associated with client implementations, and the timing and magnitude of certain credit reversals that occurred in the fourth quarter of 2012.”

Daffron concluded, “Since joining the Company, I have been impressed with the knowledge, expertise and commitment of the Interactive Data team, the relationships we have built with our customers and the opportunities that lie ahead to further expand our business around the world. We took important steps earlier this month to better align key resources across our organization in ways that propel Interactive Data into 2014. We plan to build on this momentum to further fortify and expand our relationships with customers worldwide as we advance key product and technology initiatives, and implement a range of sales, marketing and support activities.”

Segment Reporting and Related Operating Highlights

Pricing and Reference Data Segment:

•	Interactive Data’s Pricing and Reference Data segment reported fourth-quarter 2013 revenue of $162.9 million, a 4.9% increase over the fourth quarter of 2012. Excluding the impact of changes in foreign exchange rates, fourth-quarter 2013 organic (non-GAAP) revenue for this business increased by 5.3% from the same period last year. The segment’s performance primarily reflects growth in the Company’s evaluated pricing and reference data services in North America. During the fourth quarter, Interactive Data released a comprehensive reference data offering to assist financial services firms as they prepare to comply with the U.S. Foreign Account Tax Compliance Act (FATCA). In addition, Interactive Data surpassed the 100-client milestone for VantageSM, which provides transparency into Interactive Data’s evaluation services and facilitates pricing validation workflows.

Trading Solutions Segment:

•	Interactive Data’s Trading Solutions segment generated fourth-quarter 2013 revenue of $69.3 million, which was essentially unchanged from the same quarter last year. During the fourth quarter of 2013, higher revenue from the Trading Infrastructure Services product area was offset by softness in the Hosted Web Applications product area. Among the highlights in this segment were the expansion of real-time OTC content via relationships with BGC Partners and ICAP, the availability of new energy and commodities data for the FutureSource workstation, the launch of a comprehensive suite of web analytics tools, and the introduction of PrimeTerminal mobile for Apple iOS and Android smartphone devices.

Other Fourth-Quarter 2013 Financial and Operating Highlights

Effects of Foreign Exchange:

•	The net effect of changes in foreign exchange rates increased fourth-quarter 2013 income from operations by $2.0 million.

Balance Sheet Highlights:

•	As of December 31, 2013, Interactive Data had cash, cash equivalents and short-term investments of $360.2 million, compared with $313.6 million last quarter and $248.2 million at the end of 2012. The Company’s total debt outstanding as of December 31, 2013 was approximately $2.0 billion.

Management Appointments

•	In January 2014, Interactive Data made a series of organizational changes to better support the Company’s global growth and technology plans. Mark Hepsworth, formerly president of Interactive Data Pricing and Reference Data, is relocating to London where he succeeds Roger Sargeant as president, Europe. Andrew Hausman, who most recently served as president of Interactive Data’s BondEdge Solutions business, was appointed president of Interactive Data Pricing and Reference Data. To help oversee key product technology and information systems initiatives across the company, Al Pastro, an experienced technology manager at top banks such as Morgan Stanley, Merrill Lynch and Goldman Sachs, joined the Company as chief information officer, applications.

•	In addition, Sean Brown was appointed president of 7ticks in January 2014, bringing an array of senior leadership experience gained in both start-up and public company environments. He was most recently senior vice president of product management at CSG International (Nasdaq: CSGS).

Full-Year 2013 Results

•	For the full year ended December 31, 2013, Interactive Data reported revenue of $905.1 million, an increase of $25.0 million, or 2.8%, from $880.2 million in 2012. Excluding the effects of changes in foreign exchange rates, organic revenue grew by 3.3% during 2013 due to solid, consistent expansion within the Company’s Pricing and Reference Data segment throughout the year.

•	For the full year ended December 31, 2013, Interactive Data’s income from operations grew 33.5% to $176.0 million from $131.9 million in 2012. Non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) was $348.4 million in 2013, compared with $342.6 million in 2012. The Company’s 2013 adjusted EBITDA growth reflects higher investment in new product development and technology infrastructure initiatives.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s fourth-quarter 2013 results on Friday, February 14, 2014 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1826 and the related access code is IDCQ413. For those who cannot listen to this broadcast, a replay of the call will be available from February 14 at 12:00 p.m. until Friday, February 21, 2014 at 12:00 p.m., and it can be accessed by dialing (402) 220-1117 or (800) 388-9074 and the related access code is 771764.

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP) in this press release, we also disclose the following non-GAAP information:

•	Management includes information regarding organic revenue. Organic revenue excludes the impact of foreign exchange rate fluctuations, as well as, if applicable, adjustments related to the amortization of acquisition-related deferred revenue, and the contribution of businesses recently acquired (and related intercompany eliminations). Management believes reporting organic revenue is useful information for stakeholders as it facilitates a fuller understanding of period-to-period changes in revenue and underlying business trends.

•	Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•	Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items, in each case as applicable for the underlying periods. In addition, management also includes information regarding pro forma adjusted EBITDA. Pro forma adjusted EBITDA is defined as earnings, excluding all of the above factors, as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these non-GAAP measures to be important indicators of the Company’s operational profitability and cash generation strength. Management also believes these metrics provide transparency into and useful information regarding the Company’s historical operating results because items that are either not part of the Company’s ongoing core operating expenses, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business are eliminated. The Company’s pro forma adjusted EBITDA measure is based on the definition of Consolidated EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•	Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow to be an important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•	Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing current period performance to that of prior periods, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, pro forma adjusted EBITDA is an important indicator of the Company’s current compliance (and future ability to comply) with the financial covenants set forth in the Company’s senior secured credit facilities.

•	The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures should not be considered to be superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements within the meaning of this Act. Forward-looking statements include all statements that are not historical statements and include our statements discussing the Company’s goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities including our statements that we plan to build on our momentum to further fortify and expand our relationships with customers worldwide as we advance key product and technology initiatives, and implement a range of sales, marketing and support activities. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of the Company’s website, www.interactivedata.com, under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries the Company serves; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries; (v) a decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition the Company faces; (vii) a prolonged outage at one of the Company’s data centers or other major disruptions of the Company’s computer operations or those of the Company’s suppliers, including outages or disruptions that result in the failure to timely deliver services or otherwise adversely impact the quality of the Company’s services; (viii) the Company’s ability to maintain relationships with its key suppliers and providers of market data; (ix) the Company’s ability to maintain relationships with service bureaus and custodian banks; (x) the need to develop new products and services, and to adapt to legal, regulatory, technology or other changes or new competitive offerings; (xi) the Company’s cost and operational optimization plans may not be effective or yield the expected efficiencies or may take longer than anticipated, including the Company’s unified technology platform project; (xii) risks related to the Company’s substantial leverage, including the Company’s ability to raise additional capital to fund operations or react to changes in the economy or the Company’s industry and market sectors, and the Company’s exposure to interest rate risk on its variable rate debt (to the extent the risk is not mitigated by any interest rate hedge and cap arrangements that may be in place from time to time); (xiii) the Company is subject to regulatory oversight and it provides services to financial institutions who are subject to regulatory oversight, and enforcement actions by regulatory agencies can be time-consuming, costly and could harm our Company’s reputation; (xiv) the Company’s ability to maintain its registered investment adviser status; (xv) the risks of doing business internationally; (xvi) intellectual property related risks, including any allegations that the Company infringes the intellectual property rights of others; (xvii) the Company’s ability to attract and retain qualified management and other key personnel; (xviii) the Company’s ability to negotiate and enter into any strategic acquisitions or alliance on favorable terms, if at all; and (xix) the Company’s ability to realize the anticipated benefits from any strategic acquisitions or alliances that it may be a party to. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management estimates change and, therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS

Investors:	Media:
Andrew Kramer	Anne O’Brien
781-687-8306	212-771-6956
andrew.kramer@interactivedata.com	anne.obrien@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUE	$232,169	$224,313	$905,113	$880,161

COSTS AND EXPENSES:
Cost of services	77,071	71,003	297,423	292,378
Selling, general and administrative	74,536	79,732	272,289	276,436
Depreciation	10,683	11,334	42,537	41,456
Amortization	28,056	34,472	116,876	138,040

Total costs and expenses	190,346	196,541	729,125	748,310

INCOME FROM OPERATIONS	41,823	27,772	175,988	131,851

Interest expense, net	(34,011)	(37,162)	(137,628)	(149,526)
Other income, net	—	220	347	824
Loss on extinguishment of debt	—	—	(10,213)	—

INCOME (LOSS) BEFORE INCOME TAXES	7,812	(9,170)	28,494	(16,851)

Income tax expense (benefit)	2,605	(830)	(5,012)	(17,868)

NET INCOME (LOSS)	$5,207	$(8,340)	$33,506	$1,017

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Assets:
Cash and cash equivalents	$356,733	$224,597
Short-term investments	3,445	23,581
Accounts receivable, net	133,997	134,855
Prepaid expenses and other current assets	25,733	25,021
Income tax receivable	6,804	6,253
Deferred tax assets	10,711	23,396

Total current assets	537,423	437,703

Property and equipment, net	185,552	142,920
Goodwill	1,637,202	1,640,541
Intangible assets, net	1,569,903	1,690,652
Deferred financing costs, net	32,737	44,854
Other assets	5,541	5,638

Total Assets	$3,968,358	$3,962,308

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$20,282	$17,323
Accrued liabilities	105,842	87,347
Borrowings, current	25,356	20,258
Interest payable	30,233	30,310
Income taxes payable	3,057	5,578
Deferred revenue	19,639	22,608

Total current liabilities	204,409	183,424

Income taxes payable	13,566	10,992
Deferred tax liabilities	573,780	604,322
Other liabilities	57,547	57,816
Borrowings, net of current portion and original issue discount	1,940,150	1,941,887

Total Liabilities	2,789,452	2,798,441

Equity:
Common stock	—	—
Additional paid-in-capital	1,237,766	1,253,821
Accumulated loss	(89,056)	(122,562)
Accumulated other comprehensive income	30,196	32,608

Total Equity	1,178,906	1,163,867

Total Liabilities and Equity	$3,968,358	$3,962,308

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Year Ended December 31,
	2013	2012

Cash flows from operating activities:
Net Income	$33,506	$1,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	159,413	179,496
Amortization of deferred financing costs and accretion of notes discounts	16,059	17,597
Deferred income taxes	(17,461)	(25,787)
Non-cash stock-based compensation	3,946	14,108
Non-cash interest expense	1,507	1,507
Provision for doubtful accounts and sales credits	1,866	492
Loss on dispositions of fixed assets	27	2,415
Loss on extinguishment of debt	10,213	—
Portion of insurance settlement related to property and equipment	(2,485)	—
Changes in operating assets and liabilities
Accounts receivable	(605)	(11,232)
Prepaid expenses and other current assets	(424)	1,766
Accounts payable, interest payable and income taxes payable and receivable, net	2,631	(1,977)
Accrued expenses and other liabilities	17,795	(3,308)
Deferred revenue	244	(2,073)

NET CASH PROVIDED BY OPERATING ACTIVITIES	226,232	174,021

Cash flows from investing activities:
Purchase of property and equipment	(81,852)	(61,443)
Proceeds of insurance settlement related to property and equipment	2,485	—
Purchase of short-term investments	(3,335)	(23,540)
Proceeds from maturities and sales of short-term investments	22,857	250

NET CASH USED IN INVESTING ACTIVITIES	(59,845)	(84,733)

Cash flows from financing activities:
Principal payments on long-term debt	(9,786)	(32,029)
Principal payments on capital leases	(402)	(364)
Payment of long-term debt issuance costs, net of proceeds	(1,009)	—
Payment of interest rate cap	(1,663)	(1,664)
Return of capital to parent company	—	(100,000)
Dividend to parent company	(28,715)	—
Capital contribution from parent company	7,676	6,628
Capital reduction resulting from cash distribution to option holders	(935)	(3,020)
Capital contribution resulting from exercise of parent company stock options	514	787

NET CASH USED IN FINANCING ACTIVITIES	(34,320)	(129,662)

Effect of change in exchange rates on cash and cash equivalents	69	2,819

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	132,136	(37,555)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	224,597	262,152

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$356,733	$224,597

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Total revenue	$232,169	$224,313	3.5%	$905,113	$880,161	2.8%
Total effects of foreign exchange	366	—	—	4,386	—	—

Total organic (non-GAAP) revenue	$232,535	$224,313	3.7%	$909,499	$880,161	3.3%

Interactive Data Pricing and Reference Data Segment

Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Pricing and Reference Data Revenue	$162,894	$155,235	4.9%	$639,631	$612,422	4.4%
Effects of foreign exchange	554	—	—	3,889	—	—

Total organic (non-GAAP) revenue	$163,448	$155,235	5.3%	$643,520	$612,422	5.1%

Interactive Data Trading Solutions Segment

Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$30,751	$28,152	9.2%	$112,843	$110,305	2.3%
Hosted Web Applications and Workstations	38,524	40,926	-5.9%	152,639	157,434	-3.0%

Total Trading Solutions Revenue	$69,275	$69,078	0.3%	$265,482	$267,739	-0.8%
Effects of foreign exchange	(188)	—	—	497	—	—

Total organic (non-GAAP) revenue	$69,087	$69,078	0.0%	$265,979	$267,739	-0.7%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net Income (Loss)	$5,207	$(8,340)	$33,506	$1,017
Interest expense, net	34,011	37,162	137,628	149,526
Other income, net	—	(220)	(347)	(824)
Income tax expense (benefit)	2,605	(830)	(5,012)	(17,868)
Depreciation and amortization	38,739	45,806	159,413	179,496

EBITDA	$80,562	$73,578	$325,188	$311,347

Adjustments:
Non-cash stock-based compensation	1,153	11,528	3,946	14,108
Other non-recurring charges[2]	5,143	6,126	18,178	8,353
Other charges[3]	2,237	2,420	1,083	8,821

Total Adjustments	8,533	20,074	23,207	31,282

Adjusted EBITDA	$89,095	$93,652	$348,395	$342,629

Adjusted EBITDA Margin[4]	38.4%	41.8%	38.5%	38.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	30,000	30,000

Pro Forma Adjusted EBITDA	$96,595	$101,152	$378,395	$372,629

Pro Forma Adjusted EBITDA Margin[4]	41.6%	45.1%	41.8%	42.3%

[1]	Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.
[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt ($10.2 million for the year ended December 31, 2013), certain severance and retention expenses, and facility consolidation costs.
[3]	Other charges include insurance recoveries, management fees, earn-out revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments and other costs. The primary changes from 2012 to 2013 are driven by the non-cash foreign exchange expense and insurance recoveries related to Hurricane Sandy.
[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]	Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

					Trailing Twelve
	Three Months Ended				Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Net (Loss) Income	$(868)	$15,035	$14,132	$5,207	$33,506
Interest expense, net	35,209	34,210	34,198	34,011	137,628
Other income, net	(333)	(14)	—	—	(347)
Income tax (benefit) expense	(816)	369	(7,170)	2,605	(5,012)
Depreciation and amortization	42,476	40,339	37,859	38,739	159,413

EBITDA	$75,668	$89,939	$79,019	$80,562	$325,188

Adjustments:
Non-cash stock-based compensation	852	874	1,067	1,153	3,946
Other non-recurring charges[2]	11,782	818	435	5,143	18,178
Other charges (income)[3]	(5,162)	(3,335)	7,343	2,237	1,083

Total Adjustments	7,472	(1,643)	8,845	8,533	23,207

Adjusted EBITDA	$83,140	$88,296	$87,864	$89,095	$348,395

Adjusted EBITDA Margin[4]	37.2%	39.2%	39.2%	38.4%	38.5%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$90,640	$95,796	$95,364	$96,595	$378,395

Pro Forma Adjusted EBITDA Margin[4]	40.6%	42.6%	42.5%	41.6%	41.8%

[1]	Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.
[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt ($10.2 million for the year ended December 31, 2013), certain severance and retention expenses, and facility consolidation costs.
[3]	Other charges (income) include insurance recoveries, management fees, earn-out revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments and other costs. The primary changes from 2012 to 2013 are driven by the non-cash foreign exchange expense and insurance recoveries related to Hurricane Sandy.
[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]	Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Adjusted EBITDA	$89,095	$93,652	-4.9%	$348,395	$342,629	1.7%
Capital Expenditures	27,796	15,483	79.5%	81,852	61,443	33.2%

Free Cash Flow	$61,299	$78,169	-21.6%	$266,543	$281,186	-5.2%